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                                                                     EXHIBIT 5.1

                                  June 24, 1999

LSI Logic Corporation
1551 McCarthy Blvd.
Milpitas, CA  95035

         RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have acted as counsel to LSI Logic Corporation, a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about June 24, 1999 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of 378,043 shares of your Common Stock (the "Shares"), reserved for issuance under the SEEQ Technology Incorporated Restated 1982 Stock Plan, as Amended and Restated and the SEEQ Technology Incorporated 1989 Nonemployee Director Stock Option, Plan, as Amended (collectively, the "Plans"). As your legal counsel, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Plans and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you in connection with the operation and administration of the Plans and the sale and issuance of the Shares pursuant to the Plans.

        It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                        Very truly yours,



                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ WILSON SONSINI GOODRICH & ROSATI